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                                                                    EXHIBIT 10cc


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                  AGREEMENT, made and entered into by and between KMART CORPORATION, a Michigan corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and CHARLES C. CONAWAY (the "Executive").

                                   WITNESSETH:

                  WHEREAS, the Company and the Executive entered into an employment agreement as of May 30, 2000, as amended on May 15, 2001 and during November, 2001 (such agreement, as amended, the "Prior Agreement"), embodying the terms of the Executive's employment with the Company;

                  WHEREAS, in light of current conditions, the Company is considering various strategic initiatives, including but not limited to a financial restructuring;

                  WHEREAS, the Company believes that the Executive's knowledge, skill and experience will be essential in leading the Company successfully to implement any such strategic initiatives;

                  WHEREAS, in order to ensure the Executive's continued focus on the Company and its business during this critical period, the Company and the Executive desire, among other things, to eliminate any uncertainty associated with the payment of certain amounts bargained for by the Executive in connection with his having foregone certain payments and benefits that would otherwise have become due to him under certain plans and programs of his Previous Employer (as herein defined), and certain amounts otherwise awarded to the Executive and reflected in the Prior Agreement; and

                  WHEREAS, the Company desires to enter into an amended and restated agreement embodying the terms of the Executive's continued employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such continued employment, subject to the terms and provisions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

                  1. Definitions.

                           (a) "Affiliate" of a person or other entity shall
mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                           (b) "Base Salary" shall mean the salary provided for
in Section 4 below or any increased salary granted to the Executive pursuant to
Section 4.



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                           (c) "Board" shall mean the Board of Directors of the
Company.

                           (d) "Cause" shall mean:

                                    (i) the Executive is convicted of a felony
         involving moral turpitude or any other felony if in the case of such other felony the Executive is unable to show that he (A) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and (B) had no reasonable cause to believe his conduct was unlawful; or

                                    (ii) the Executive engages in conduct that
         constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material harm to the Company, unless the Executive believed in good faith that such act or nonact was in or not opposed to the best interests of the Company.

                           (e) A "Change in Control" shall have the meaning set
forth in Section 2.6 of the Company's 1997 Long-Term Equity Compensation Plan as in effect on the date hereof.

                           (f) "Committee" shall mean the Compensation and
Incentives Committee of the Board or any other committee of the Board performing similar functions.

                           (g) "Constructive Termination" shall mean a
termination of the Executive's employment at his initiative as provided in
Section 10(d) below within one year following the occurrence, without the Executive's prior written consent, of one or more of the following events:

                                    (i) any failure to make timely and full
         payment of amounts required to be paid under this Agreement, or a reduction in the Executive's then current Base Salary or Target Bonus, or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across the board reduction in employee benefits applicable to all executive officers of the Company);

                                    (ii) the failure to elect or reelect or
         appoint the Executive to any of the positions described in Section 3 below or removal of him from any such position;

                                    (iii) except as provided below, a material
         reduction or material adverse change in the Executive's responsibilities, duties, authority, or any reduction in title, as provided herein, including, without limitation, the appointment subsequent to the Effective Date of any person to an executive position at the Company that is co-equal with or senior to that of the Executive or any transfer of material responsibilities of the Executive to a subsidiary which has substantially the same effect as such an appointment, or after the Effective Date,



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         the failure to continue the Executive as Chief Executive Officer of any company which becomes a successor of the Company by reason of a Change in Control, and as the senior executive officer of the ultimate parent company which is within the same controlled group of corporations, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and which directly or indirectly controls the Company, or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the Chief Executive Officer of the Company;

                                    (iv) the relocation of the Company's
         principal office to a location more than 35 miles from Troy, Michigan;
         or

                                    (v) the failure of the Company to obtain the
         assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company on or prior to a merger, consolidation, sale or similar transaction, as provided in Section 15 below.

                           Notwithstanding the foregoing, in no event shall (A)
the appointment by the Company of James Adamson as the Non-Executive Chairman of the Company (the "Chairman"), (B) the assignment of the Chairman's Duties (as defined in the next sentence) to the Chairman in connection with such appointment or (C) the effect of the foregoing on the Executive's duties or responsibilities constitute a Constructive Termination or an Included Constructive Termination (as defined in Section 6(c) below) for purposes of this Agreement. For purposes of this Agreement, the "Chairman's Duties" shall mean serving as Chairman of the Board, the Chairman's overall responsibility for managing and implementing the Company's restructuring initiatives, assisting the Executive in the areas of merchandising and marketing and acting as a liaison between the Executive and the Board; provided, however, that all other executive officers of the Company, except the Chief Restructuring Officer, shall continue to report to the Executive.

                           (h) "Disability" shall mean the Executive's inability
to substantially perform his duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of 180 consecutive days.

                           (i) "Effective Date" shall mean, subject to Section
28 hereof, the date of execution of this Agreement.

                           (j) "Previous Employer" shall mean CVS Corporation, a
Delaware corporation.

                           (k) "Severance Period" shall mean the period during
which the Executive is receiving severance payments (or in respect of which a lump-sum severance payment is made) pursuant to Section 10(d) below.

                           (l) "Stock" shall mean the Common Stock of the
Company.



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                           (m) "Target Bonus" shall mean the Executive's annual
target bonus opportunity, as a percentage of Base Salary, as provided for in
Section 5 below, or any increased annual target bonus opportunity approved by the Committee.

                           (n) "Term of Employment" shall mean the period
commencing on the Effective Date and ending on May 30, 2005; provided, however, that the Term of Employment shall be automatically extended for an additional year on May 30, 2004 and on each May 30 thereafter, unless written notice of non-extension is provided by either Party to the other Party at least 180 days prior to the applicable succeeding anniversary date.

                  2. Term of Employment.

                  The Company hereby employs the Executive, and the Executive hereby accepts such employment for the Term of Employment, on the terms and conditions set forth herein.

                  3. Position, Duties and Responsibilities.

                           (a) During the Term of Employment, the Executive
shall be employed and serve as the Chief Executive Officer of the Company (or such other position or positions as may be agreed upon in writing by the Executive and the Company) and, subject to the Chairman's Duties, be responsible for the general management of the affairs of the Company.

                  During the Term of Employment, the Company shall nominate the Executive for re-election as a director at each annual meeting of shareholders coinciding with the expiration of his term as a director and recommend him for re-election. If elected by the shareholders, he shall serve as a member of the Board during the Term of Employment. The Executive, in carrying out his duties under this Agreement, shall report to the Board.

                           (b) Subject to the Chairman's Duties, the Executive
shall perform such duties and carry out such responsibilities incident to his position as may be determined from time to time by the Board, which shall be consistent with the duties and responsibilities customarily performed by persons in a similar executive capacity. The Executive shall devote substantially all of his business time, attention and skill to the performance of such duties and responsibilities, and shall use his best efforts to promote the interests of the Company. Subject to the Chairman's Duties, the Executive shall have all authority commensurate with such position, including, without limitation, authority for decisions on hiring and terminations of Company personnel. All other executive officers of the Company, except the Chief Restructuring Officer, shall report to the Executive. The Executive shall not, without the prior written approval of the Board, engage in any other business activity which is in violation of policies established from time to time by the Company.



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                           (c) Anything herein to the contrary notwithstanding,
nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations (subject to the reasonable approval of the Board), (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as the Company's Chief Executive Officer.

                  4. Base Salary.

                  During the Term of Employment, the Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $1,500,000. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Board and/or the Committee. The Base Salary, including any increase, shall not be decreased during the Term of Employment. The Base Salary shall not be required to be deferred by the Executive under any Company plan or program.

                  5. Annual Incentive Awards.

                  During the Term of Employment, the Executive shall have an annual target bonus opportunity of at least 125% of his then-current Base Salary under the Company's Annual Incentive Bonus Plan or any successor plan (the "Target Bonus"), payable if the performance goals established by the Committee for the relevant year are met. If performance goals established by the Committee for a particular year are not met, the Executive shall receive a lesser amount as determined in accordance with guidelines established by the Committee, consistent with the guidelines applicable to the Chief Executive Officer as a senior executive of the Company. Payment of the annual bonus shall be made at the same time that other senior-level executives receive their incentive awards. The Executive shall participate in the Company's Management Stock Purchase Plan.

                  6. Long-Term Incentive Programs.

                           (a) General. During the Term of Employment, the
Executive shall be eligible to participate in the long-term incentive programs of the Company, with any awards under such programs to be in the sole discretion of the Committee.

                           (b) Annual Option. During the Term of Employment, the
Executive will have an annual opportunity to be granted an option (the "Annual Option") for shares of Stock at a target level value of 400% of Base Salary, based upon the achievement of performance goals established by the Committee. The determination of the value of the Annual Option will be determined using the valuation method employed by the Committee generally with respect to annual option grants to other senior executives of the Company.



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                           (c) Executive Loan. Pursuant to Section 6(c) of the
Prior Agreement, the Company has provided the Executive a loan in the principal amount of $5,000,000 (the "Loan") and the Executive has executed a full recourse, unsecured promissory note with respect to the Loan, with customary terms and conditions.

                           Notwithstanding any other provision of the promissory
note to the contrary, the outstanding principal and accrued interest under the Loan shall automatically and without further action on the part of the Company or the Executive be forgiven in full by the Company, provided the Executive remains employed by the Company through July 31, 2003. All principal and accrued interest on the Loan shall also be forgiven, without further action on the part of the Company or the Executive, prior to July 31, 2003 if the Executive's termination of employment from the Company occurs prior to such date under any circumstance that results in acceleration of vesting prior to the scheduled vesting date of any stock options then held by the Executive pursuant to the provisions of Section 10 hereof; provided, however, that if such accelerated vesting event occurs as a result of a Constructive Termination, principal and accrued interest on the Loan shall only be forgiven if such Constructive Termination is also an Included Constructive Termination, as defined in the next sentence (the Executive's continued employment through July 31, 2003, and each of the forgiveness events referenced in this sentence being a "Loan Forgiveness Event"). For purposes of this Agreement, an "Included Constructive Termination" shall mean a Constructive Termination (1) due to a reduction of the Executive's Base Salary, (2) due to a failure by the Company to pay the Executive's Base Salary, (3) due to an event that constitutes a Constructive Termination under clause (ii) or (v) of the definition of Constructive Termination in Section 1(g) hereof, or (4) due to the appointment subsequent to the Effective Date of any person to an executive position at the Company that is co-equal with or senior to that of the Executive.

                           In the event of Executive's termination of employment
prior to July 31, 2003 under circumstances not constituting a Loan Forgiveness Event, unpaid principal and accrued interest under the Loan shall be repayable in full immediately upon such termination in accordance with the terms of the promissory note and any cash compensation then owed to the Executive by the Company may be offset against any amounts then owed by the Executive to the Company with respect to the Loan; provided, however, that in the event there is any dispute between the Company and the Executive as to whether the underlying circumstances of termination constitute a Loan Forgiveness Event, no offset shall be applied by the Company until such dispute has been finally resolved in accordance with the provisions of Section 23 hereof.

                           The Company shall provide additional payments to the
Executive ("Gross Up Payments") to cover all applicable federal, state and local income and excise taxes payable by the Executive upon the occurrence of a Loan Forgiveness Event, including, without limitation, any tax imposed by Section 4999 of the Code or any similar tax, with respect to the forgiven loan and the Gross Up Payments.

                           In the event that the Internal Revenue Service
determines at any time that principal or interest under the Loan should be taken into account as taxable income by the Executive at the time it is entered into, any resulting tax, including any



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resulting state and local taxes (collectively, "Associated Taxes"), and any related interest and penalties will be either paid by the Company directly to the IRS or to the Executive, at his election, when due. In addition, the Company shall make additional payments to the Executive to hold him harmless from: (i) any tax liabilities attributable to its payment of any related interest and penalties, and (ii) any imputed income associated with interest-free component of the Executive's repayment obligation referred to in this Agreement (the "Hold Harmless Payments").

         Should the Company wish to contest with the IRS the accelerated inclusion of such income or any issue related to penalties, interest or the Hold Harmless Payments, then the Executive shall reasonably cooperate with the Company as to such contest, and at the time they are then due, Company shall pay to the IRS (or at his election to the Executive) the Associated Taxes, and any related interest and penalties, and to the Executive, the Hold Harmless Payments. Any such Associated Taxes shall be repaid by the Executive to the Company (without interest), if and when the Loan is otherwise repayable by the Executive.

                           (d) Retention Payment. In consideration of the
Executive having foregone certain payments and benefits that would otherwise have become due to him under the plans and programs of the Previous Employer, the Company agrees that if the Executive is employed by the Company on July 31, 2003, the Company shall pay to the Executive on such date a retention payment (the "Retention Payment") equal to $6,500,000, less applicable tax withholding. The Retention Payment, less applicable tax withholding, shall be paid to the Executive prior to July 31, 2003 upon the occurrence of any Loan Forgiveness Event.

                  7. Employee Benefit Programs.

                  During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. Without limiting the generality of the foregoing, the Executive shall be offered the opportunity to elect life insurance coverage on terms substantially comparable to those offered under the Company's Estate Enhancement Program for Directors, subject to terms and conditions of such program.



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                  8. Reimbursement of Business and Other Expenses; Perquisites;
                     Vacations.

                           (a) The Executive is authorized to incur reasonable
expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable legal and financial advisor expenses incurred in connection with the preparation of this Agreement.

                           (b) During the Term of Employment, the Executive
shall be entitled to participate in all of the Company's executive fringe benefits in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior-level executives.

                           (c) The Company acknowledges its obligation to
provide the Executive with transportation during the Term of Employment that provides him with security to address bona fide business-oriented security concerns, and shall, at Company expense, make available to the Executive (and his family when traveling with him) Company or other private aircraft for business and personal use at his discretion, provided that any such personal use shall be limited to travel within the United States. It is recognized that the Executive's travel by Company or other private aircraft is required for security purposes and, as such, all uses by the Executive (including uses with his family) will constitute business use of the aircraft and shall not be subject to reimbursement by the Executive. The Company shall provide additional payments to the Executive on a fully grossed up basis to cover applicable federal, state and local income and excise taxes, when and to the extent, if any, that such taxes are payable by the Executive, including, without limitation, any tax imposed by
Section 4999 of the Code or any similar tax, with respect to the foregoing aircraft usage.

                           (d) In all events, during the Term of Employment, the
Company shall:

                                    (i) make available to the Executive a car
         and a driver for his use in Michigan;

                                    (ii) reimburse the Executive for personal
         financial (including tax) counseling (other than legal fees) by a firm or firms to be chosen by the Executive, such reimbursement to be no more than the amount authorized under Company policy in effect from time to time; and

                                    (iii) provide the Executive with a
         residential security system in his residence in the Detroit metropolitan area and pay the maintenance of such system including the monthly service charges.

                           (e) The Executive shall be entitled to four weeks
paid vacation per year.



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                  9. Buy-Out Provisions.

                  The following payments and benefits, set forth in the Prior Agreement and not yet paid or awarded to the Executive, are provided to the Executive as part of the overall consideration for his substantial loss of compensation rights from the Previous Employer in connection with entering into the Prior Agreement. Among such lost rights are those pursuant to the following plans and programs of the Previous Employer: the Long Term Plan, the Long Term Preferred Plan, the Long Term Incentive Plan, the Long Term Restricted Stock Plan, the Retention Bonus Plan and the Supplemental Executive Retirement Plan.

                           (a) Stock Retention Bonus. In consideration of the
Executive foregoing certain payments and benefits that would otherwise become due to him under the plans and programs of his Previous Employer, the Company shall provide the Executive with a retention bonus arrangement providing for an aggregate $4,000,000 in retention bonus payments contingent upon the continued employment of the Executive by the Company, except as otherwise provided in
Section 10 hereof, to be paid on a pro rata annual basis on or about May 31, 2002 through and including May 31, 2005, with such amounts payable in each installment in shares of Stock (valued at the fair market value on the date of payment (using the closing price on the immediately prior trading date)), that will be free of restrictions on the date of payment.

                           (b) SERP. In consideration of the Executive foregoing
benefits that would otherwise become due to him under the plans and programs of his Previous Employer, the Company shall provide the Executive with a pension arrangement providing for the accrual of retirement benefits payable at age 55 that are substantially equivalent in the aggregate to the benefits the Executive would have been entitled upon retirement at age 55 under the Supplemental Executive Retirement Plan of his Previous Employer, as in effect on May 30, 2000, offset by the benefits payable under such plan of the Previous Employer (including any underlying qualified plan), as well as under any comparable supplemental or qualified plan established by the Company.

                  10. Termination of Employment.

                           (a) Termination Due to Death. In the event the
Executive's employment is terminated due to his death, his estate or his beneficiaries as the case may be, shall be entitled to:

                                    (i) Base Salary through the date of death;

                                    (ii) a pro rata annual bonus for the year in
         which the Executive's death occurs, based on the Target Bonus for such year, payable in a single installment promptly after his death;

                                    (iii) the balance of any annual or long-term
         cash incentive awards (if any) earned (but not yet paid) pursuant to the terms of the applicable programs;

                                    (iv) any restricted stock award outstanding
         at the time of his death shall become fully vested and any forfeiture provisions set forth in the



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         relevant restricted stock agreement based on the continued employment of the Executive shall immediately lapse;

                                    (v) any outstanding stock option or other
         equity award at the time of death shall become fully vested, and his estate shall have the right to exercise any such award for the lesser of (A) 12 months from the date of death or (B) the remainder of the full original term of the option (notwithstanding any contrary provision of any plan or agreement);

                                    (vi) any amounts earned, accrued or owing to
         the Executive but not yet paid under this Agreement; and

                                    (vii) other or additional benefits in
         accordance with applicable plans and programs of the Company.

                           (b) Termination Due to Disability. In the event the
Executive's employment is terminated due to his Disability, he shall be entitled in such case to the following:

                                    (i) Base Salary through the date of
         termination;

                                    (ii) through the Company's long-term
         disability plans or otherwise, an amount equal to 60% of the Base Salary for the period beginning on the date of termination through the Executive's attainment of age 65;

                                    (iii) the annual bonus for the year in which
         termination due to Disability occurs, based on the Target Bonus for such year, payable in a single installment promptly following termination due to Disability;

                                    (iv) any restricted stock award outstanding
         at the time of his termination due to Disability shall become fully vested and any forfeiture provisions set forth in the relevant restricted stock agreement based on the continued employment of the Executive shall immediately lapse;

                                    (v) the balance of any annual or long-term
         cash incentive awards (if any) earned (but not yet paid) pursuant to the terms of the applicable programs;

                                    (vi) any outstanding stock option or other
         equity award at the time of termination due to Disability shall become fully vested, and he shall have the right to exercise any such award for the lesser of (A) 12 months from the date of Disability or (B) the remainder of the full original term of the option (notwithstanding any contrary provision of any plan or agreement);

                                    (vii) any amounts earned, accrued or owing
         to the Executive but not yet paid under this Agreement;



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                                    (viii) continued participation to the extent
         provided in medical, dental, hospitalization and life insurance coverage and in all other employee welfare plans and programs in which he was participating on the date of termination for the period of the Disability or until he attains age 65, if earlier; and

                                    (ix) other or additional benefits in
         accordance with applicable plans and programs of the Company.

                  In no event shall a termination of the Executive's employment for Disability occur unless the Party terminating his employment gives written notice to the other Party in accordance with Section 24 below.

                           (c) Termination by the Company for Cause.

                                    (i) A termination for Cause shall not take
         effect unless the provisions of this paragraph (i) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have 10 days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 days of notice to the Company by the Executive, provided he requests such hearing within 10 days of the written notice from the Board of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, the Board has determined, by majority vote at a meeting of the Board duly called and held as to which termination of the Executive is an agenda item, that grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                                    (ii) In the event the Company terminates the
         Executive's employment for Cause, he shall be entitled to:

                                             (A) Base Salary through the date of
                  the termination of his employment for Cause;

                                             (B) the balance of any annual or
                  long-term cash incentive awards (if any) earned (but not yet paid) pursuant to the terms of the applicable programs;

                                             (C) any amounts earned, accrued or
                  owing to the Executive but not yet paid under this Agreement; and



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                                             (D) other or additional benefits in
                  accordance with applicable plans or programs of the Company.

                           (d) Termination Without Cause or Constructive
Termination.

                                    (i) A Constructive Termination shall not
         take effect unless the provisions of this paragraph (i) are complied with. The Company shall be given written notice by the Executive of the intention to terminate his employment on account of a Constructive Termination, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed Constructive Termination is based and (B) to be given within six months of the Executive learning of such act or acts or failure or failures to act. The Company shall have 30 days after the date that such written notice has been given to the Company in which to cure such conduct, to the extent such cure is possible.

                                    (ii) In the event the Executive's employment
         is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination, the Executive shall be entitled to:

                                             (A) Base Salary-through the date of
                  termination of the Executive's employment;

                                             (B) Base Salary, at the monthly
                  rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination, then the Base Salary in effect immediately prior to such reduction), payable each month for a period of thirty-six months following the date of termination (the "Severance Period"); provided that the Executive and the Company may agree that the Company shall pay him the present value of such salary continuation payments in a lump sum (using as the discount rate the Applicable Federal Rate for short-term Treasury obligations as published by the Internal Revenue Service for the month in which such termination occurs);

                                             (C) pro rata annual bonus for the
                  year in which termination occurs, based on the Target Bonus for such year, payable in a single installment promptly following termination;

                                             (D) an amount equal to one-twelfth
                  (1/12) of the Target Bonus amount for the year in which termination occurs, payable each month over the Severance Period, provided that the Executive and the Company may agree that the Company shall pay him the present value of such bonus amount in a lump sum (using the discount referred to in Section 10(d)(ii)(B) above);



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                                             (E) the balance of any annual or
                  long-term cash incentive awards earned (but not yet paid) pursuant to the terms of the applicable programs;

                                             (F) any restricted stock award
                  outstanding at the time of such termination of employment shall become fully vested, and any forfeiture provisions set forth in the relevant restricted stock agreement based on the continued employment of the Executive shall immediately lapse;

                                             (G) any outstanding stock option or
                  other equity award at the time of termination shall become fully vested, and he shall have the right to exercise any such award for the remainder of the lesser of (a) 36 months from the date of termination or (b) the full original term of the option (notwithstanding any contrary provision of any plan or agreement);

                                             (H) any amounts earned, accrued or
                  owing to the Executive but not yet paid under this Agreement, including, without limitation, any remaining amounts not yet paid under Section 9(a) above;

                                             (I) continued participation in all
                  medical, dental, hospitalization and life insurance coverage and in other employee welfare benefit plans or programs in which he was participating on the date of the termination of his employment until the end of the Severance Period; provided that the Company's obligations under this clause (I) shall be reduced to the extent that the Executive receives similar coverage and benefits under the plans and programs of a subsequent employer; and provided, further, that (II) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (I) of this Section 10(d), he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (I) of this Section 10(d), (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such after-tax economic equivalent shall be made quarterly in advance; and

                                             (J) other or additional benefits in
                  accordance with applicable plans and programs of the Company.

                           (e) Termination of Employment Following a Change in
Control.

                  If, within two years following a Change in Control, the Executive's employment is terminated without Cause or there is a Constructive Termination, the Executive shall be entitled to the payments and benefits provided in Section 10(d) above, provided that all cash payments provided therein shall be paid in a lump sum without any discount. In addition, immediately following a Change in Control, all accrued or earned amounts that are not otherwise vested, as well as all options, restricted stock and other equity-based awards in which he is not yet vested, shall become fully vested, including, without limitation, the Executive's accrued benefits under any supplemental retirement plan maintained by the Company. All accrued benefits under such plans shall be paid as a lump-sum cash payment.

                           (f) Voluntary Termination.

                  In the event of a termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination, the Executive shall have the same entitlements as provided in Section 10(c)(ii) above for a termination for Cause. A voluntary termination under this Section 10(f) shall be effective upon 30 days' prior written notice to the Company and shall not be deemed a breach of this Agreement.

                           (g) Payment Following a Change in Control.

                  In the event that the termination of the Executive's employment is for one of the reasons set forth in Section 10(e) above and the aggregate of all payments or benefits made or provided to the Executive under
Section 10 (e) above and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Internal Revenue Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 10(g) shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company.

                  The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

                           (h) No Mitigation; No Offset.

                  In the event of any termination of employment under this
Section 10, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of (i) any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Section 10 or (ii) any claims the Company may have against the Executive.

                           (i) Nature of Payments.

                  Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                           (j) Exclusivity of Severance Payments.

                  Upon termination of the Executive's employment during the Term of Employment, he shall not be entitled to any severance payments or severance benefits from the Company, other than as provided herein, or any payments by the Company on account of any claim by him of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided hereunder, except for any benefits which may be due the Executive in normal course under any employee benefit plan of the Company which provides benefits after termination of employment.

                           (k) Non-competition.

                  The Executive agrees that any right to receive the severance payments and benefits hereunder will cease if the Executive breaches the provisions of Section 11(a) below. The Executive agrees that any violation of the provisions of Section 11(a) below will result in the immediate forfeiture of any severance payments or benefits hereunder and any rights to exercise or receive stock options or restricted stock.

                           (l) Release of Claims.

                  As a condition of the Executive's entitlement to any of the severance rights and benefits provided in this Section 10, the Executive shall be required to execute and honor a release of claims in the form set forth in Exhibit A hereto, subject to such changes consistent with the intent of such release as may be necessary to reflect changes in law.

                           (m) Termination at Will.

                  Notwithstanding anything herein to the contrary, the Executive's employment with the Company is terminable at will with or without Cause; provided, however, that a termination of the Executive's employment shall be governed in accordance with the terms hereof.

                  11. Restrictive Covenants.

                           (a) Non-Compete. By and in consideration of the
substantial compensation and benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that he shall not, during the Term of Employment and for the duration of the Severance Period, but in any event for a period of at least 18 months following termination of employment for any reason, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including, but not limited to, holding the positions of officer, director, shareholder, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise; provided, however, that the Executive may invest in stocks, bonds, or other securities of any corporation or other entity (but without participating in the business thereof) if such stocks, bonds, or other securities are listed for trading on a national securities exchange or Nasdaq National Market and the Executive's investment does not exceed 1% of the issued and outstanding shares of capital stock, or in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding. "Competing Enterprise" shall mean and be limited to the following entities, including successors thereto: Albertson's Inc., American Retail Group, Inc., American Stores Company, Carrefour sa, Kohl's Corporation, The May Department Store Company, Montgomery Ward & Co., Inc., J.C. Penny Company, Royal Ahold, Safeway, Inc., Sears, Roebuck and Co., Service Merchandise Company, ShopKo Stores, Inc., Supervalue Inc., Target Corp., The Home Depot, Inc., Toys R Us Inc., TJX Companies, Inc., and Wal-Mart Stores, Inc. The Parties agree that the foregoing list of entities shall be amended (by written action pursuant to Section 18 hereof) from time to time, if necessary, to include any additional entity that, following the date hereof, becomes an owner and operator of retail stores selling general merchandise that is national or international in scope and is of a nature similar to the companies listed above.

                           (b) Nonsolicitation. By and in consideration of the
substantial compensation and benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that he shall not, during the Term of Employment and for the duration of the Severance Period, but in any event for a period of at least 18 months following termination of employment for any reason, without the express prior written approval of the Company, (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company, or had a business relationship with the Company within the 24 month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (ii) employ or seek to employ or cause any Competing Enterprise to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date the Executive or the Competing Enterprise employs or seeks to employ such person) employed or retained by the Company.

                           (c) Confidential Information. During the Term of
Employment and at all times thereafter, Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of any type whatsoever whether of a confidential nature or otherwise relating to the business of the Company or any of its subsidiaries or affiliates, as well as any information of a confidential nature obtained from customers, clients or other third parties, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the prior written consent of the Company.

                           (d) The Executive agrees that any breach of the terms
of this Section 11 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages. The Executive and the Company further agree that the provisions of the covenant not to compete are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant shall be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

                           (e) The provisions of this Section 11 shall survive
any termination of this Agreement and the Term of Employment, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section.

                  12. Stock Ownership.

                  At all times following May 30, 2005, the Executive agrees to use his reasonable best efforts to maintain ownership of Stock (including shares of restricted stock) with a fair market value (disregarding any restrictions) equal to at least 400% of his then-current Base Salary.

                  13. Indemnification.

                           (a) The Company agrees that if the Executive is made
a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), other than a Proceeding brought on behalf of the Previous Employer relating to the Executive's employment agreement with the Previous Employer, by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the

Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Michigan against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                           (b) Neither the failure of the Company (including its
board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Executive under Section 13(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                           (c) The Company agrees to continue and maintain a
directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers or former officers.

                  14. Effect of Agreement on Other Benefits.

                  Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the employee benefit and other plans or programs in which senior executives of the Company are eligible to participate.

                  15. Assignability; Binding Nature.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or reorganization transaction as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 21 below.

                  16. Representations.

                  The Company represents and warrants that it is fully authorized and empowered by action of the Board to enter into this Agreement, and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

                  17. Entire Agreement.

                  Except as set forth in Section 28 hereof, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto including but not limited to the Prior Agreement; provided, however, that this Agreement shall not supersede any separate written commitments by the Company with respect to indemnification; and provided, further, that all outstanding awards granted under the Prior Agreement shall remain outstanding under their terms and the terms of the Prior Agreement.

                  18. Amendment or Waiver.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

                  19. Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                  20. Survival.

                  The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

                  21. Beneficiaries/References.

                  The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                  22. Governing Law/Jurisdiction.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of Michigan without reference to principles of conflict of laws.

                  23. Resolution of Disputes.

                  Any disputes arising under or in connection with this Agreement shall, at the election of the Executive or the Company, be resolved by binding arbitration, to be held in Detroit, Michigan in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective Party incurring such costs and expenses, but the Company shall reimburse the Executive for such reasonable costs and expenses in the event he substantially prevails in such arbitration or court proceeding. Notwithstanding the foregoing, following a Change of Control, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by the Executive pursuant to this Section 23 shall be paid on behalf of or reimbursed to the Executive promptly by the Company; provided, however, that no reimbursement shall be made of such expenses if and to the extent the arbitrator(s) or the court determine(s) that any of the Executive's litigation assertions or defenses were in bad faith or frivolous.

                  24. Notices.

                  Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

               If to the Company:      Kmart Corporation
                                       3100 West Big Beaver Road
                                       Troy, MI 48084-3163
                                       Attention: General Counsel

               If to the Executive:    Charles C. Conaway
                                       c/o Kmart Corporation
                                       3100 West Big Beaver Road
                                       Troy, MI 48084-3163

               With a copy to:         Stephen T. Lindo, Esq.
                                       Willkie Farr & Gallagher
                                       787 Seventh Avenue
                                       New York, NY 10019-6099

                  25. Withholding.

                  All amounts required to be paid by the Company shall be subject to reduction in order to comply with applicable Federal, state and local tax withholding requirements.

                  26. Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  27. Approval By Court.

                  The Company shall undertake to file a motion (the "Motion") seeking, and use its best efforts to obtain, approval of this Agreement by a United States Bankruptcy Court or by a United States District Court having jurisdiction over the Company and its bankruptcy case (the "Applicable Court"), promptly, and in no event more than seven business days following the filing of a case under the provisions of Title 11 of the United States Bankruptcy Code. Provided an order of the Applicable Court has been entered not later than sixty days following the date of the filing of the Motion and such order has become final and nonappealable not later than sixty days following the date of entry of such order, or by such later date to which the Executive has given his written consent (the applicable date being the "Forbearance Date"), the Executive agrees to forbear from asserting his rights under the Prior Agreement until the second business day following the occurrence of the Forbearance Date. The deadlines set forth in this Section can be waived by the Executive in his sole and absolute discretion. During the period beginning with the date this Agreement is executed and ending on the earlier of the Forbearance Date or the date all requisite approvals are obtained in accordance with Section 28 hereof, any time limits or other deadlines under this Agreement and the prior Agreement shall be stayed. If the requisite approvals are not timely obtained, such applicable time limits and deadlines shall be extended for a period equal to the number of days from the date this Agreement is executed until the Forbearance Date. Upon approval of the Motion by the Applicable Court, the promissory note with respect to the Loan (the "Note") shall be amended and restated (the "Amended Note"), provided that the Amended Note shall be in substantially the same form as the Note, but modified so as to be consistent with the terms and conditions provided herein. The Executive shall promptly deliver the Amended Note to the Company following the approval of the Motion, and the Company shall simultaneously deliver to the Executive the Note marked "Cancelled."

                  28. Conditions On Effectiveness.

                  Notwithstanding anything contained herein to the contrary, no provision of this Agreement (other than Section 27 above) shall be effective until a final and nonappealable order of the Applicable Court shall have been entered approving the terms of this Agreement. Subject to Section 27 above, until such time as such approval has been obtained, the Prior Agreement shall remain in full force and effect, and the Executive shall retain all rights thereunder.

                  29. Counterparts.

                  This Agreement may be executed in two or more counterparts.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates provided below.

                                            KMART CORPORATION


                                            ------------------------------
                                            By: Robert D. Kennedy
                                            Chairman, Compensation and
                                            Incentives Committee
                                            January 21, 2002


                                            EXECUTIVE


                                            ------------------------------
                                            Charles C. Conaway
                                            January 21, 2002

                                                                       EXHIBIT A

                             COVENANT NOT TO SUE AND
                     FULL AND COMPLETE RELEASE OF LIABILITY

1. I, Charles C. Conaway (hereinafter referred to as the "Executive") in exchange for the consideration contained in paragraph 2, does hereby release and forever discharge Kmart Corporation and any related or affiliated companies or divisions or their current or former directors, officers, employees, or agents (hereinafter referred to as "Kmart") from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, for or by reason of any matter, cause or thing whatsoever, whether known or unknown including, but not limited to, all claims arising under or in connection with the Michigan Elliott-Larsen Civil Rights Act, as amended, Michigan Whistle Blowers' Protection Act, as amended, the Michigan Persons With Disabilities Civil Rights Act, as amended, Age Discrimination in Employment Act of 1967, as amended, Americans With Disabilities Act of 1990, as amended, Title VII of the Civil Rights Act of 1964, as amended, Civil Rights Act of 1991, as amended, Employee Retirement Income Security Act of 1974, as amended, Older Workers Benefit Protection Act of 1990, as amended, the Fair Labor Standards Act, as amended, the Family & Medical Leave Act of 1993, as amended, the common law of the State of Michigan, for tort, breach of express or implied employment contract, wrongful discharge, intentional infliction of emotional distress, and defamation or injuries incurred on the job or incurred as a result of loss of employment. This Covenant Not To Sue and Full and Complete Release of Liability shall not apply to any claim for benefits which may be due the Executive under the Employment Agreement (as defined in paragraph 2 below) or any benefit plan of Kmart which provides benefits after termination of employment. The Executive represents that he has not filed against Kmart any complaints, charges, or lawsuits arising out of his employment, or any other matter arising on or prior to the date of this Covenant Not To Sue and Full and Complete Release of Liability. The Executive covenants and agrees that he will not seek recovery against Kmart arising out of any of the matters set forth in this paragraph.

2. The Executive agrees to accept and Kmart agrees to provide the following consideration: All rights and benefits of the Executive upon termination of employment under the Employment Agreement between Kmart and the Executive, as in effect on the date hereof (the "Employment Agreement").

3. The Executive agrees that the acts done and evidenced hereby, and the release granted hereunder, are done and granted to compromise any doubtful and disputed claims and to avoid litigation, and are not an admission of liability on the part of Kmart, by whom any liability is expressly denied.

4. The Executive acknowledges that he has no seniority, recall, reinstatement, or rehire rights with Kmart in any capacity. The Executive also acknowledges that, except as set forth herein and in the Employment Agreement, he is not entitled to any compensation from Kmart.

5. The Executive agrees that he will honor the restrictive covenants concerning noncompetition, nonsolicitation and nondisclosure set forth in the Employment Agreement.

6. The Executive agrees that the terms of this covenant not to sue and full and Complete Release of Liability will not be made public and will not be disclosed to anyone, unless compelled by law.

7. If any provision or paragraph of this Covenant Not To Sue and Full and Complete Release of Liability is ever determined not enforceable, the remaining provisions and paragraphs shall remain in full force and effect.

8. The Executive acknowledges that he has been given 21 days within which to consider this Covenant Not To Sue and Full and Complete Release of Liability and that he has 7 days following his execution to revoke his signature. If the Executive revokes his consent hereto prior to the expiration of such 7-day period, the Covenant Not To Sue and Full and Complete Release of Liability shall not be effective, and Kmart shall have no obligations to provide the Executive with the consideration set forth in paragraph 2 above.

9. This Covenant Not To Sue and Full and Complete Release of Liability constitutes the entire agreement between the Executive and Kmart and there are no oral or written agreements, understandings, or representations that vary from the terms of this Covenant Not To Sue and Full and Complete Release of Liability.

10. The Executive acknowledges that this Covenant Not To Sue and Full and Complete Release of Liability will be governed by and construed and enforced in accordance with the internal laws of the State of Michigan. If a dispute arises concerning any provisions of this Covenant Not To Sue and Full and Complete Release of Liability, it shall be resolved by arbitration in Troy, Michigan in accordance with the rules of the American Arbitration Association.

11. Nothing in this Covenant Not To Sue and Full and Complete Release of Liability shall impair any indemnification rights The Executive may have as an officer of Kmart.

12. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS COVENANT NOT TO SUE AND FULL AND COMPLETE RELEASE OF LIABILITY, THAT HE HAS BEEN PROVIDED 21 DAYS TO CONSIDER THIS COVENANT NOT TO SUE AND FULL AND COMPLETE RELEASE OF LIABILITY, THAT HE HAS BEEN ADVISED THAT HE HAS 7 DAYS TO REVOKE HIS SIGNATURE, THAT HE HAS BEEN ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE HE EXECUTES THIS COVENANT NOT TO SUE AND FULL AND COMPLETE RELEASE OF

         LIABILITY, AND THAT HE UNDERSTANDS ALL OF ITS TERMS AND EXECUTES IT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.


                                            -------------------------
                                            Charles C. Conaway



                                        3